SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant To Section 14(a) Of
                    The Securities Exchange Act Of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement
[_] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
[_]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Section 240.14a-12

                         ICN Pharmaceuticals, Inc.
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              (Name of Registrant as Specified in its Charter)

                                    N/A
          --------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:
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     (2) Aggregate number of securities to which transaction applies:
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     (4) Proposed maximum aggregate value of transaction:
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     (5) Total fee paid:
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[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
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     (2) Form, Schedule or Registration Statement No.:
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     (3) Filing Party:
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     (4) Date Filed:
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
Following is the text of an advertisement by ICN on May 23, 2001:


TAKE A CLOSER LOOK . . . AT TITO

[PHOTO OMITTED OF FACE]

ICN SHAREHOLDERS: LOOK AT TITO AND HIS NOMINEES

[PHOTOS OMITTED OF PAGES]

WHO IS EDWARD BURKHARDT? His company's stock value dropped 59% from its high during tenure as Chairman and Chief Executive Officer...left under pressure...proxy fight to regain control failed

WHO IS STEVEN LEE? His company's stock declined almost 50% in one day last November under rumors of an investigation of a possible healthcare fraud...Chariman and Chief Executive Officer of a company with over 60% of outstanding shares sold short as of April 15, 2001

WHO IS MONTE CARLO MONEY MANAGER TITO TETTAMANTI? Who are his investors in SSP? Why isn't he running for the ICN board himself?

                   LOOK AT THE INDEPENDENT ICN NOMINEES:

     [x] Kim Campbell. Harvard Visiting Professor, Former Prime Minister of Canada

     [x] Ray Irani. Chairman and Chief Executive Officer of a Fortune 500, $11 billion global company

     [x] Charles Manatt. Former Chairman of First Los Angeles Bank, Former Director of Federal Express and COMSAT, Former U.S. Ambassador and Founder of a leading national law firm.

                       -----------------------------

                       Look at ICN Stock Performance:

   One Year Return  21%     Five Year Return  59%     Ten Year Return  967%

           Cumulative return based on the stock price as of close of business 12/29/00 excluding dividend reinvestment

   THE CHOICE IS CLEAR. VOTE FOR INDEPENDENCE, QUALITY AND EXPERIENCE...
                         VOTE FOR THE ICN NOMINEES

      Vote the "White" Proxy for ICN. Discard the Gold Proxy. To Change
        Your Vote to White Call Georgeson Shareholder 1-800-223-2064

ICN stockholders are strongly advised to read the proxy statement relating to ICN's 2001 annual meeting of stockholders, as it contains important information. Stockholders can obtain this proxy statement, any amendments to the proxy statement and other documents filed by ICN with the Securities and Exchange Commission without charge at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. In addition, ICN has mailed the proxy statement to each stockholder of record on the record date established for the stockholders meeting. ICN will also make additional copies of the proxy statement and any amendments to the proxy statement available without charge to ICN's stockholders. Please direct your request for the proxy statement to Investor Relations, ICN Pharmaceuticals, Inc., 3300 Hyland Avenue, Costa Mesa, California 92626, telephone (714) 545-0100, extension 3104 or to Georgeson Shareholder at
(800) 223-2064.

Following is the text of a mailing to stockholders by ICN on or about May 23, 2001:

ICN PHARMACEUTICALS, INC.
3300 Hyland Avenue
Costa Mesa, CA 92626

TEL: 800-548-5100 x2403
WEB: www.icnpharm.com


TAKE A CLOSER LOOK . . . AT TITO

[PHOTO OMITTED OF FACE]

ICN SHAREHOLDERS: LOOK AT TITO AND HIS NOMINEES

[PHOTOS OMITTED OF FACES]

You don't want these people on your board...
Take a Closer Look at them...

WHO IS EDWARD BURKHARDT? His company's stock value dropped 59% from its high during tenure as Chairman and Chief Executive Officer...left under pressure...proxy fight to regain control failed

WHO IS STEVEN LEE? His company's stock declined almost 50% in one day last November under rumors of an investigation of a possible healthcare fraud...Chairman and Chief Executive Officer of a company with over 60% of outstanding shares sold short as of April 15, 2001

WHO IS THIS MONTE CARLO MONEY MANAGER TITO TETTAMANTI? Who are his investors in SSP? Why isn't he running for the ICN board himself?

                   LOOK AT THE INDEPENDENT ICN NOMINEES:
                   ------------------------------------

     [x] Kim Campbell. Harvard Visiting Professor, Former Prime Minister of Canada

     [x] Ray Irani. Chairman and Chief Executive Officer of a Fortune 500, $11 billion global company

     [x] Charles Manatt. Former Chairman of First Los Angeles Bank, Former Director of Federal Express and COMSAT, Former U.S. Ambassador and Founder of a leading national law firm

The Choice is Clear. Vote for Independence, Quality and Experience... Vote for the ICN Nominees
----------------------------------------------------------------------------

LOOK AT ICN STOCK PERFORMANCE:

   One Year Return    21%
   Five Year Return   59%
   Ten Year Return   967%

        IN 1999, THE WALL STREET JOURNAL NAMED ICN BEST PERFORMING
                      PHARMACEUTICAL STOCK FOR FIVE YEARS

           Cumulative return based on the stock price as of close of business 12/29/00 excluding dividend reinvestment

      Vote the "White" Proxy for ICN. Discard the Gold Proxy. To Change
        Your Vote to White Call Georgeson Shareholder 1-800-223-2064

ICN stockholders are strongly advised to read the proxy statement relating to ICN's 2001 annual meeting of stockholders, as it contains important information. Stockholders can obtain this proxy statement, any amendments to the proxy statement and other documents filed by ICN with the Securities and Exchange Commission without charge at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. In addition, ICN has mailed the proxy statement to each stockholder of record on the record date established for the stockholders meeting. ICN will also make additional copies of the proxy statement and any amendments to the proxy statement available without charge to ICN's stockholders. Please direct your request for the proxy statement to Investor Relations, ICN Pharmaceuticals, Inc., 3300 Hyland Avenue, Costa Mesa, California 92626, telephone (714) 545-0100, extension 3104 or to Georgeson Shareholder at
(800) 223-2064.